UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, WI 53143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Snap-on Incorporated (the “Company”) held its 2012 Annual Meeting of Shareholders on April 26, 2012. The shareholders (i) elected three members of the Company’s Board of Directors, whose terms were up for re-election, to serve until the Annual Meeting in the year 2015; (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012; (iii) approved the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement; and (iv) approved the non-binding shareholder proposal regarding declassification of the Company’s Board of Directors. There were 58,265,299 outstanding shares that were eligible to vote as of February 27, 2012, the record date for the 2012 Annual Meeting.

The directors elected to the Company’s Board for terms expiring at the Annual Meeting in the year 2015, as well as the number of votes cast for, against, abstentions and broker non-votes with respect to each of these individuals, are set forth below:

Director	For	Against	Abstentions	Broker Non-Votes
Karen L. Daniel	46,434,877	730,139	1,375,686	3,853,086
Nathan J. Jones	47,787,971	687,785	64,945	3,853,086
Henry W. Knueppel	48,227,443	246,370	66,889	3,853,086

The terms of office for the following directors continue until the Annual Meeting in the year set forth below:

Director	Term	Director	Term
John F. Fielder	2013	Roxanne J. Decyk	2014
James P. Holden	2013	Nicholas T. Pinchuk	2014
W. Dudley Lehman	2013	Gregg M. Sherrill	2014
Edward H. Rensi	2013

The proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012 received the following votes:

Votes for approval: 50,031,698	Votes against: 2,319,181	Abstentions: 42,909

The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” in the Proxy Statement, received the following votes:

Votes for approval: 46,738,536	Votes against: 1,705,236	Abstentions: 96,930
Broker non-votes: 3,853,086

The advisory vote on the shareholder proposal regarding declassification of the Company’s Board of Directors received the following votes:

Votes for approval: 41,195,558	Votes against: 5,513,545	Abstentions: 1,830,971
Broker non-votes: 3,853,086

*    *    *    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: April 27, 2012	By:	/s/ Irwin M. Shur
Irwin M. Shur
Vice President, General Counsel and Secretary